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                                                                     EXHIBIT 4.9



                            CERTIFICATE OF AMENDMENT

                                       OF

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                            CITY GAS SERVICE COMPANY

         The location of the principal office in this State is at No. 117 Main Street, in the Borough of Flemington, County of Hunterdon.

         The name of the agent therein and in charge thereof upon whom process against this corporation may be served is Scott Scammell, II.

         The Board of Directors of CITY GAS SERVICE COMPANY, a corporation of the State of New Jersey, at a meeting held on the 2nd day of March, A.D. 1966, adopted a resolution declaring it advisable that the name of the corporation be changed and that the Certificate of Incorporation be amended to read as follows:

        "(a) The name of the corporation is

             UTILITY PROPANE COMPANY.";

and said Board of Directors does hereby direct that this matter be presented to the shareholders of the corporation at the annual meeting of the stockholders to be held at the Elizabethtown Service Center of the Elizabethtown Consolidated Gas Company, Green Lane, Union, County of Union, State of New Jersey, on the 8th day of March, 1966, at 3 o'clock p.m. (e.s.t.), to take action thereon.

                              CERTIFICATE OF CHANGE

         City Gas Service Company, a corporation of the State of New Jersey, does hereby certify that it has amended Article FIRST of the Certificate of Incorporation to read as follows:

                      "(a) The name of the corporation is:

                           UTILITY PROPANE COMPANY.";

said amendment having been declared by resolution of the Board of Directors of said corporation to be advisable and having been duly and regularly consented to by the unanimous vote of all of the shareholders of all of the stock of the corporation issued and outstanding at a meeting duly called by the Directors for that purpose.

         IN WITNESS WHEREOF, said corporation has made this certificate under its seal and the hand of its President and Secretary, this 8th day of March, 1966.

                                               /s/ Stewart B. Kean
                                               ---------------------------------
                                               Stewart B. Kean, President



         (corporate seal)

ATTEST:


/s/ Harry L. Graham
------------------------------------
Harry L. Graham, Secretary